Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-39646, 33-39648, 33-88470, 33-88472, 333-18869, 333-70561, 333-76264 on
Form S-8 and Registration Statement Nos. 333-109681 and 333-116314 on Form S-3 of our report dated September 28, 2005, relating to the financial statements of Parlex Corporation, appearing in this Annual Report on Form 10-K of Parlex Corporation for the year ended June 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 28, 2005


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